Exhibit 5.1

June 28, 2016

Board of Directors Nutritional High International Inc. 77 King Street West Suite 2905 Toronto, ON

Dear Sirs/Mesdames:
Re:	Nutritional High International Inc. (the "Corporation") Registration Statement filed June 28, 2016

We have acted as Canadian counsel to the Corporation, a corporation organized under the federal laws of Canada, in connection to the resale by the selling stockholder identified in the Registration Statement of up to 38,000,000 common shares (the "Common Shares") in the capital of the Corporation to be issued pursuant to an equity purchase agreement (the "Agreement") entered into by and between the Corporation and Kodiak Capital Group LLC ("Kodiak") dated December 23, 2015, as amended.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of Securities Act of 1933, as amended the "Securities Act").
In connection with this opinion, we have examined (i) the registration statement on Form F-1 filed on June 28, 2016 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC"), (ii) the Agreement filed as an exhibit to the Registration Statement, (iii) the articles of the Corporation in effect on the date hereof, as certified by an officer of the Corporation, (iv) the bylaws of the Corporation in effect on the date hereof, as certified by an officer of the Corporation, (v) resolutions of the directors of the Corporation, relating to the offering of the Common Shares and related matters, and such matters of fact and questions of law as we have considered appropriate for the purposes of this letter.
We have examined such statutes, public and corporate records of the Corporation, and such documents and certificates of officers or directors of the Corporation and others and have considered such questions of law and made such investigations as we have deemed relevant and necessary as a basis for the opinions expressed herein.  In all such examinations, we have assumed the legal capacity of all individuals, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies or facsimiles thereof, and the authenticity of the originals of such certified or photostatic copies or facsimiles.

Whenever our opinion refers to shares of the Corporation, whether issued or to be issued, as being "fully paid and non-assessable", such opinion indicates that the holder of such shares cannot be required to contribute any further amounts to the Corporation by virtue of its status as holder of such shares, either in order to complete payment for the shares, to satisfy claims of creditors or otherwise.  For the purposes of this opinion, we have assumed, without independent verification thereof, that the Corporation is in receipt of the consideration for the issuance of such shares and we have assumed the adequacy of any consideration received.
We are barristers and solicitors qualified to practise law in the Province of Ontario.  Our opinion expressed above is limited to the current laws of the Province of Ontario and the laws of Canada applicable therein.

Based and relying on and subject to the foregoing, we are of the opinion that the Common Shares when issued and paid for in accordance with resolutions duly adopted by the Board of Directors of the Corporation, will be duly authorized and validly issued, fully paid and non-assessable.

This opinion letter has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Corporation, the Registration Statement or the Common Shares.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference of this firm under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement and for no other purpose.  Except for such use, this opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without our express prior written authorization.  In giving this consent, we do not thereby admit that we are included in the category of person whose consent is required by the Securities Act, or the rules and regulations promulgated thereunder.
Yours truly,

/s/ "Fogler, Rubinoff LLP"

Fogler, Rubinoff LLP